UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 8, 2016

COMPUTER PROGRAMS AND SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49796	74-3032373
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 Wall Street, Mobile, Alabama 36695

(Address of Principal Executive Offices, including Zip Code)

(251) 639-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

New Senior Secured Credit Facilities

On January 8, 2016, Computer Programs and Systems, Inc., a Delaware corporation (“CPSI”), as borrower, and certain subsidiaries of CPSI, as guarantors (collectively, the “Subsidiary Guarantors”), entered into a Credit Agreement (the “Credit Agreement”) with the lenders named therein (the “Lenders”) and Regions Bank (“Regions”), as administrative agent and collateral agent, which provides for a $125 million term loan facility (the “Term Loan Facility”) and a $50 million revolving credit facility (the “Revolving Credit Facility”).

The Term Loan Facility bears interest at a rate per annum equal to an applicable margin plus (1) the Adjusted LIBOR rate for the relevant interest period, (2) an alternate base rate determined by reference to the greatest of (a) the prime lending rate of Regions, (b) the federal funds rate for the relevant interest period plus one half of one percent per annum and (c) the one month LIBOR rate plus one percent per annum, or (3) a combination of (1) and (2). The applicable margin will range from 2.25% to 3.50% for LIBOR loans and 1.25% to 2.50% for base rate loans, in each case based on CPSI’s consolidated leverage ratio (as defined in the Credit Agreement). Interest on the outstanding principal of the Term Loan Facility will be payable on the last day of each month, in the case of each base rate loan, and on the last day of each interest period (but no less frequently than every three months), in the case of LIBOR loans. Principal payments will be due on the last day of each fiscal quarter beginning March 31, 2016, with quarterly principal payments of approximately $0.78 million in 2016, approximately $1.56 in 2017, approximately $2.34 million in 2018, approximately $3.13 million in 2019 and approximately $3.90 million in 2020, with the remainder due at maturity on January 8, 2021 or such earlier date as the obligations under the Credit Agreement become due and payable pursuant to the terms of the Credit Agreement (the “Maturity Date”).

Borrowings under the Revolving Credit Facility bear interest at a rate per annum equal to an applicable margin plus, at CPSI’s option, either (1) the Adjusted LIBOR rate for the relevant interest period or (2) an alternate base rate determined by reference to the greatest of (a) the prime lending rate of Regions, (b) the federal funds rate for the relevant interest period plus one half of one percent per annum and (c) the one month LIBOR rate plus one percent per annum. The applicable margin will range from 2.25% to 3.50% for LIBOR loans and 1.25% to 2.50% for base rate loans, in each case based on CPSI’s consolidated leverage ratio. Interest on borrowings under the Revolving Credit Facility is payable on the last day of each month, in the case of each base rate loan, and on the last day of each interest period (but no less frequently than every three months), in the case of LIBOR loans. The Revolving Credit Facility includes a $5 million swingline sublimit, with swingline loans bearing interest at the alternate base rate plus the applicable margin. Any principal outstanding under the Revolving Credit Facility is due and payable on the Maturity Date.

In addition to paying interest on outstanding principal under the Credit Agreement, CPSI will be required to pay a commitment fee in respect of the unutilized portion of the commitments under the Revolving Credit Facility. The commitment fee rate will initially be 0.50% per annum, and, following the second quarter of 2016, will range from 0.30% to 0.50% depending upon CPSI’s consolidated leverage ratio. CPSI will also pay customary letter of credit and agency fees.

The Term Loan Facility and amounts borrowed under the Revolving Credit Facility are secured pursuant to a Pledge and Security Agreement, dated January 8, 2016, among the parties identified as Obligors therein and Regions, as collateral agent (the “Security Agreement”), on a first priority basis by a security interest in substantially all of the tangible and intangible assets (subject to certain exceptions) of CPSI and the Subsidiary Guarantors, including certain registered intellectual property and the capital stock of certain of CPSI’s direct and indirect subsidiaries. CPSI’s obligations under the Credit Agreement are also guaranteed by the Subsidiary Guarantors.

The Credit Agreement provides incremental facility capacity of $50 million, subject to certain conditions. The Credit Agreement includes a number of restrictive covenants that, among other things and in each case subject to certain exceptions and baskets, impose operating and financial restrictions on CPSI and the Subsidiary Guarantors, including the ability to incur additional debt; incur liens and encumbrances; make certain restricted payments, including paying dividends on its equity securities or payments to redeem, repurchase or retire its equity securities; enter into certain restrictive agreements; make investments, loans and acquisitions; merge or consolidate with any other person; dispose of assets; enter into sale and leaseback transactions; engage in transactions with its affiliates;

and materially alter the business it conducts. In addition, CPSI is required to comply with a maximum consolidated leverage ratio (as defined in the Credit Agreement) of 3.50:1.0 through September 30, 2016, 3.00:1.0 from October 1, 2016 through September 30, 2017, and 2.50:1.0 thereafter. The Credit Agreement also contains customary representations and warranties, affirmative covenants and events of default.

The Credit Agreement requires CPSI to mandatorily prepay the Term Loan Facility and amounts borrowed under the Revolving Credit Facility with (i) 100% of net cash proceeds from certain sales and dispositions, subject to certain reinvestment rights, (ii) 100% of net cash proceeds from certain issuances or incurrences of additional debt, (iii) 50% of net cash proceeds from certain issuances or sales of equity securities, subject to a step down to 0% if CPSI’s consolidated leverage ratio is no greater than 2.50:1.0, and (iv) beginning with the fiscal year ending December 31, 2016, 50% of excess cash flow (minus certain specified other payments), subject to a step down to 0% of excess cash flow if CPSI’s consolidated leverage ratio is no greater than 2.50:1.0. CPSI is permitted to voluntarily prepay the Term Loan Facility and amounts borrowed under the Revolving Credit Facility at any time without penalty, subject to customary “breakage” costs with respect to prepayments of LIBOR rate loans made on a day other than the last day of any applicable interest period.

The foregoing description of the Credit Agreement and the Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement and the Security Agreement, copies of which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

The joint lead arrangers and joint book managers, the administrative agent and collateral agent, certain lenders under the Credit Agreement and their respective affiliates are full service financial institutions and have in the past provided, and may in the future provide, certain other commercial banking, financial advisory and investment banking and other services for CPSI and its affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions.

Investor Agreement

On January 8, 2016, in connection with the closing of the Integrated Mergers described in Item 2.01 below, Francisco Partners II, L.P., a Delaware limited partnership (“FP II”), Francisco Partners Parallel Fund II, L.P., a Delaware limited partnership (“FP II Parallel” and, together with FP II, the “FP Funds”), and AHR Holdings, LLC, a Delaware limited liability company (“AHR”), entered into an Investor Agreement with CPSI (the “Investor Agreement”). Subject to the terms and conditions set forth therein, the Investor Agreement provides AHR and the FP Funds with (i) demand and shelf registration rights with respect to the resale of shares of CPSI Common Stock received by AHR in the Integrated Mergers and (ii) certain “piggy-back” registration rights. AHR and the FP Funds are limited to no more than two underwritten takedowns off of an effective shelf registration statement pursuant to the Investor Agreement in any consecutive twelve-month period; there are no limitations on the number of shelf takedowns that are not underwritten. The Investor Agreement requires CPSI to file a shelf registration statement registering the resale of the shares of CPSI Common Stock received by AHR in the Integrated Mergers no later than 90 days after the closing of the Integrated Mergers, and to use its reasonable best efforts to cause such shelf registration statement to be declared effective by the Securities and Exchange Commission (the “SEC”) within 180 days of the closing of the Integrated Mergers and to remain effective until no more shares of CPSI Common Stock remain subject to the registration rights provided by the Investor Agreement.

The Investor Agreement also prohibits AHR and the FP Funds from selling or otherwise transferring any shares of CPSI Common Stock received in connection with the Integrated Mergers for a period of 180 days after the closing of the Integrated Mergers (the “Lock-Up Period”). Following the Lock-Up Period, AHR and the FP Funds collectively cannot sell or otherwise transfer more than 984,284 shares of CPSI Common Stock in any three-month period (subject to adjustment as provided for in the Investor Agreement), except pursuant to an underwritten public offering.

For so long as AHR, the FP Funds and their respective affiliates collectively beneficially own shares of CPSI Common Stock received in connection with the Integrated Mergers representing five percent or more of the total number of shares of CPSI Common Stock outstanding (the “Standstill Period”), AHR and the FP Funds will be subject to certain restrictions with respect to the acquisition of shares of CPSI Common Stock, certain transactions affecting CPSI and certain actions affecting the management of CPSI. Additionally, for a period commencing at the closing of the Integrated Mergers and ending on the earlier of June 15, 2018 and the conclusion of the Standstill Period, AHR and the FP Funds will be subject to certain voting requirements with respect to shares of CPSI Common Stock that they beneficially own.

The Investor Agreement will terminate upon the earlier of (i) the date that AHR and the FP Funds no longer hold shares of CPSI Common Stock subject to the registration rights provided by the Investor Agreement and (ii) the date that CPSI is no longer subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules of the SEC.

The foregoing description of the Investor Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Investor Agreement, a copy of which is filed herewith as Exhibit 10.3 and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 8, 2016, CPSI completed its acquisition of Healthland Holding Inc., a Delaware corporation (“Healthland”), pursuant to the previously-announced Agreement and Plan of Merger and Reorganization, dated November 25, 2015, among CPSI, HHI Merger Sub I, Inc., a Delaware corporation and a direct wholly owned subsidiary of CPSI (“Merger Sub”), HHI Merger Sub II, Inc., a Delaware corporation and a direct wholly owned subsidiary of CPSI (“Successor Sub”), Healthland and AHR, solely in its capacity as securityholder representative, as amended by the Amendment to Agreement and Plan of Merger and Reorganization, dated January 8, 2016, among CPSI, Healthland and AHR (as amended, the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, CPSI acquired Healthland through the merger of Merger Sub with and into Healthland, with Healthland surviving as a direct wholly owned subsidiary of CPSI, followed by the merger of Healthland with and into Successor Sub, with Successor Sub surviving as a direct wholly owned subsidiary of CPSI (together, the “Integrated Mergers”). Prior to the consummation of the Integrated Mergers, Healthland acquired all of the outstanding capital stock of Rycan Technologies, Inc., a Minnesota corporation, from Rycan Holdings, Inc., a Delaware corporation and an affiliate of Healthland.

Under the terms of the Merger Agreement, CPSI paid approximately $252.0 million in aggregate consideration, consisting of (i) approximately $164.0 million in cash (reflecting an adjustment for working capital as provided for in the Merger Agreement), of which $10 million was placed in escrow, (ii) 1,973,880 shares of common stock of CPSI (“CPSI Common Stock”), of which 224,306 shares were placed in escrow, and (iii) the assumption of options by CPSI that are exercisable for 174,972 shares of CPSI Common Stock, of which options to purchase 19,900 shares of CPSI Common Stock were placed in escrow. For purposes of calculating the aggregate consideration paid by CPSI in the transaction (as disclosed above), the attributed value of the shares of CPSI Common Stock issued to Healthland’s stockholders was based on the volume weighted average closing price of CPSI Common Stock over the 45 trading days ended on November 24, 2015. Upon completion of the Integrated Mergers, the former securityholders of Healthland owned approximately 14.9% of the outstanding shares of CPSI Common Stock (or approximately 16.0% on a fully diluted basis).

The cash portion of the merger consideration was funded by the $125 million Term Loan Facility and $25 million borrowed under the Revolving Credit Facility described in Item 1.01 above, as well as available cash on hand.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of (i) the Agreement and Plan of Merger and Reorganization, dated November 25, 2015, a copy of which was filed as Exhibit 2.1 of the Current Report on Form 8-K filed by CPSI on November 25, 2015 and is incorporated herein by reference and (ii) the Amendment to Agreement and Plan of Merger and Reorganization, dated January 8, 2016, a copy of which is filed herewith as Exhibit 2.2 and incorporated herein by reference.

Copies of the Credit Agreement, the Security Agreement, the Investor Agreement and the Merger Agreement have been included as exhibits to this Current Report on Form 8-K to provide investors with information regarding their respective terms. They are not intended to provide any other factual information about CPSI or any of its subsidiaries or affiliates. The representations, warranties and covenants contained in the Credit Agreement, the Security Agreement, the Investor Agreement and the Merger Agreement were made only for purposes of such agreement and as of the specific date of such agreement; were made solely for the benefit of the parties to such agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures; may not have been intended to be statements of fact, but rather, as a method of allocating contractual risk and governing the contractual rights and relationships between the parties to such agreement; and may be subject to standards of materiality applicable to contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of CPSI or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Credit Agreement, the Security Agreement, the Investor Agreement and the Merger Agreement, which subsequent information may or may not be fully reflected in CPSI’s public disclosures.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above regarding the Credit Agreement and the Security Agreement is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sale of Securities.

As described under Item 2.01 above, a portion of the consideration delivered in connection with the Integrated Mergers to the stockholders of Healthland consisted of 1,973,880 shares of CPSI Common Stock. These shares of CPSI Common Stock were issued pursuant to the exemption from registration provided by Section 4(a)(2) of the U.S. Securities Act of 1933, as amended (the “Securities Act”).

The information contained in Item 2.01 is hereby incorporated by reference into this Item 3.02.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 above regarding limitations upon the payment of dividends under the Credit Agreement is hereby incorporated by reference into this Item 3.03.

Item 7.01	Regulation FD Disclosure.

On January 8, 2016, CPSI issued a press release announcing the consummation of the transactions contemplated by the Merger Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.

The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

All required financial statements with respect to Healthland will be filed by amendment to this Current Report on Form 8-K pursuant to Item 9.01(a)(4) of Form 8-K within 71 calendar days after the date this Current Report on Form 8-K must be filed.

(b)	Pro Forma Financial Information

All required pro forma financial information with respect to the Integrated Mergers will be filed by amendment to this Current Report on Form 8-K pursuant to Item 9.01(b)(2) of Form 8-K within 71 calendar days after the date this Current Report on Form 8-K must be filed.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit Number	Description

2.1	Agreement and Plan of Merger and Reorganization, dated as of November 25, 2015, by and among Computer Programs and Systems, Inc., HHI Merger Sub I, Inc., HHI Merger Sub II, Inc., Healthland Holding Inc. and AHR Holdings, LLC (filed as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K dated December 1, 2015 and incorporated herein by reference).

2.2	Amendment to Agreement and Plan of Merger and Reorganization, dated as of January 8, 2016, by and among Computer Programs and Systems, Inc., Healthland Holding, Inc. and AHR Holdings, LLC.

10.1	Credit Agreement, dated as of January 8, 2016, by and among Computer Programs and Systems, Inc., certain of its subsidiaries, as guarantors, certain lenders named therein, and Regions Bank, as administrative agent and collateral agent.

10.2	Pledge and Security Agreement, dated as of January 8, 2016, by and among the parties identified as Obligors therein and Regions Bank, as collateral agent.

10.3	Investor Agreement, dated as of January 8, 2016, by and among Computer Programs and Systems, Inc., Francisco Partners II, L.P., Francisco Partners Parallel Fund II, L.P., and AHR Holdings, LLC.

99.1	Press Release dated January 8, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER PROGRAMS AND SYSTEMS, INC.

Date: January 8, 2016	By:	/s/ J. Boyd Douglas
J. Boyd Douglas
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger and Reorganization, dated as of November 25, 2015, by and among Computer Programs and Systems, Inc., HHI Merger Sub I, Inc., HHI Merger Sub II, Inc., Healthland Holding Inc. and AHR Holdings, LLC (filed as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K dated December 1, 2015 and incorporated herein by reference).

2.2	Amendment to Agreement and Plan of Merger and Reorganization, dated as of January 8, 2016, by and among Computer Programs and Systems, Inc., Healthland Holding, Inc. and AHR Holdings, LLC.

10.1	Credit Agreement, dated as of January 8, 2016, by and among Computer Programs and Systems, Inc., certain of its subsidiaries, as guarantors, certain lenders named therein, and Regions Bank, as administrative agent and collateral agent.

10.2	Pledge and Security Agreement, dated as of January 8, 2016, by and among the parties identified as Obligors therein and Regions Bank, as collateral agent.

10.3	Investor Agreement, dated as of January 8, 2016, by and among Computer Programs and Systems, Inc., Francisco Partners II, L.P., Francisco Partners Parallel Fund II, L.P., and AHR Holdings, LLC.

99.1	Press Release dated January 8, 2016.